Exhibit 23 (e)(iv) under N1-A
                                                     Exhibit 1 under 601/Reg S-K
                                       Exhibit K
                                        to the
                                Distributor's Contract

                        FEDERATED FIXED INCOME SECURITIES, INC.

              Federated Municipal Ultrashort Fund - Institutional Shares

     In consideration of the mutual covenants set forth in the Distributor's Contract dated the 24th day of December, 1991, between FEDERATED Fixed Income Securities, Inc. and Federated Securities Corp., FEDERATED Fixed Income Securities, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of September, 2000.

                              FEDERATED FIXED INCOME SECURITIES, INC.


                              By:  /S/ J. CHRISTOPHER DONAHUE
                                 ---------------------------------
                              Name:  J. Christopher Donahue
                              Title:  Executive Vice President

                              FEDERATED SECURITIES CORP.


                              By:  /S/ DAVID M. TAYLOR
                                 ---------------------------------
                              Name:  David M. Taylor
                              Title:  Executive Vice President